EXHIBIT 16.1

N.I. CAMERON INC. CHARTERED ACCOUNTANTS
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                                                          #303 - 475 Howe Street
                                                                 Vancouver, B.C.
                                                                  Canada V6C 2B3

October 7, 2003








Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

RE:  Suite 101.com, Inc.
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Pursuant to Regulation S-K Item 304(a)3, this letter is to state that we have received and agreed with the statements made by Suite 101.com, Inc. in response to this Item 304(a).


Yours truly,



/s/ "N.I. Cameron Inc."




N.I. CAMERON INC.
CHARTERED ACCOUNTANTS